                                                        REGISTRATION STATEMENT
                                                                  NO. 33-88380

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                    _________________________________________

                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                _________________________________________________

                             ATC ENVIRONMENTAL INC.
               (Exact name of registrant as specified in charter)
                _________________________________________________

    Delaware                          7390                          46-0399408
--------------                -------------------               ----------------
(State or other               (Standard industrial              (I.R.S. employer
jurisdiction of               classification code)                identification
incorporation)                                                           number)
                _________________________________________________

                        104 East 25th Street, 10th Floor
                            New York, New York  10010
    (Address of principal executive offices and principal place of business)
                 Registrant's telephone number - (212) 353-8280
               ___________________________________________________
                            Morry F. Rubin, President
                        104 East 25th Street, 10th Floor
                            New York, New York  10010
                     (Name and address of agent for service)
                    Agent's telephone number - (212) 353-8280
           ___________________________________________________________
           Copies of all communications, including all communications sent to the agent for service, should be sent to:

     Steven Morse Esq.             Richard H. Rosenblum, Esq.
     Lester Morse P.C.             Kaufmann, Feiner, Yamin, Gildin & Robbins
     111 Great Neck Road           777 Third Avenue
     Great Neck, N.Y.  11021       New York, New York 10017
     (516) 487-1446                (212) 755-3100


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. /X/



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     Item 22.  Undertakings


             (a) The undersigned registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.


          (5) To supply by means of a Post-Effective Amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 24th day of May, 1995.


                                   ATC ENVIRONMENTAL INC.



                                   BY:   /s/ Morry F. Rubin
                                         ------------------------------------
                                         Morry F. Rubin, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capabilities and on the dates indicated.


   SIGNATURES               TITLES                    DATE
   ----------               ------                    ----

                         Chairman of the
                         Board, Secretary
/s/ George Rubin         and Director*            May 24, 1995
-----------------
George Rubin
                         President, Chief
                         Executive Officer,
                         Treasurer and
/s/ Morry F. Rubin       and Director*            May 24, 1995
-----------------
Morry F. Rubin

                         Vice President,
                         Principal Financial
                         and Accounting Officer
/s/ Richard L. Pruitt    and Director*            May 24, 1995
---------------------
Richard L. Pruitt



* George Rubin, Morry F. Rubin and Richard L. Pruitt constitute all of the members of the Board of Directors of the Registrant.

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